UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2017 (June 8, 2017)

MICRONET ENERTEC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

On June 8, 2017, Micronet Enertec Technologies, Inc. (the “Company”) and its wholly owned subsidiary, Enertec Electronics Ltd (collectively, the “Borrowers”), entered into a Supplemental Agreement (the “Supplemental Agreement”) with YA II PN, Ltd. (“YA II”), a Cayman Island exempt limited partnership and an affiliate of Yorkville Advisors Global, LLC, whereby YA II agreed to lend the Company $600,000 pursuant to a secured promissory note (the “Note”). The outstanding principal balance of the Note shall bear interest at 7% per annum. The Note matures on December 31, 2018 and the Company shall make payments of $100,000 on September 30, 2018 and $500,000 on December 31, 2018 owed under the Note. The Note, along with the June 2016, October 2016 and December 2016 Notes (each as defined below) held by YA II, is secured by a pledge of shares of Micronet Ltd. owned by Enertec Electronics Ltd.

In conjunction with the issuance of the Note, the Borrowers and YA II agreed to amend the terms of the promissory notes issued by the Company to YA II dated June 30, 2016 (the “June 2016 Note”), October 28, 2016 (the “October 2016 Note”) and December 22, 2016 (the “December 2016 Note”), respectively. Pursuant to the Supplemental Agreement, the June 2016 Note was amended to (i) extend the maturity date to December 31, 2017 and (ii) amend the repayment schedule owed under such note such that $150,000 shall be payable by the Borrowers on each of October 10, 2016, May 1, 2017, September 30, 2017 and December 31, 2017 (provided, however, that the Company has previously repaid the October 10, 2016 and May 1, 2017 payments). Pursuant to the Supplemental Agreement, the October 2016 Note was amended to (i) extend the maturity date to March 31, 2018 and (ii) amend the repayment schedule such that on May 1, 2017 the Borrowers shall make a payment of $150,000 (provided, however, that the Company has previously repaid the May 1, 2017 payment), on September 30, 2017 the Borrowers shall make a payment of $100,000, on December 31, 2017 the Borrowers shall make a payment of $150,000 and on March 31, 2018 the Borrowers shall make a payment of $100,000. Pursuant to the Supplemental Agreement, the December 2016 Note was amended to (i) extend the maturity date to September 30, 2018 and (ii) amend the repayment schedule such that on March 31, 2018, the Borrowers shall make a payment of $300,000, on June 30, 2018 the Borrowers shall make a payment of $400,000 and on September 30, 2018 the Borrowers shall make a payment of $300,000.

In addition, the Borrowers agreed to amend the exercise price of warrants to purchase 66,000 shares of the Company’s common stock issued to YA II on June 30, 2016, with an original exercise price of $4.30 per share, warrants to purchase 66,000 shares of the Company’s common stock issued to YA II on October 28, 2016, with an original exercise price of $3.00 per share, and warrants to purchase 120,000 shares of the Company’s common stock issued to YA II on December 22, 2016, with an original exercise price of $3.00 per share, to $2.00 per share.

The Borrowers agreed to pay to YA Global II SPV LLC (as designee of YA II) a commitment fee in the amount of $25,000 and a $25,000 extension fee in consideration for amending the terms of the June 2016, October 2016 and December 2016 Notes. In addition, the Borrowers agreed to accelerate a commitment fee of $50,000, payable pursuant to a First Supplemental Agreement dated December 22, 2016, to be paid at the closing of the Note.

A copy of the Supplemental Agreement and Note are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

2

Item 3.02     Unregistered Sales of Equity Securities.

In connection with the Supplemental Agreement and issuance of the Note described in Items 1.01 and 2.03 above, the Company agreed to grant to YA II a five-year warrant (the “Warrant”) to purchase 90,000 shares. The Warrant is exercisable at an exercise price equal to $2.00 per share of common stock for cash or on a cashless basis if no registration statement covering the resale of the shares issuable upon exercise of the Warrant is available. The Warrant also provides for demand and piggyback registration rights. The Warrant is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

A copy of the Warrant is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

4.1	Common Stock Purchase Warrant.

10.1	Supplemental Agreement, dated June 8, 2017, between Micronet Enertec Technologies, Inc., Enertec Electronics Ltd and YA II PN, Ltd.

10.2	Form of Promissory Note.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONET ENERTEC TECHNOLOGIES, INC.

Dated: June 9, 2017	By:	/s/ David Lucatz
Name: David Lucatz
Title: President and Chief Executive Officer

4